Exhibit 5.1

Troutman Sanders LLP Troutman Sanders Building, 1001 Haxall Point Richmond, VA 23219 troutman.com

December 4, 2019

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey 07719

Ladies and Gentlemen:

We have acted as counsel to New Jersey Resources Corporation, a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of shares of common stock of the Company (“Common Stock”), par value $2.50 per share (the “Shares”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth, including (i) the organizational documents of the Company, which include the Restated Certificate of Incorporation, as amended to date, and the By-Laws of the Company, as amended to date, (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Shares, (iii) a specimen certificate representing the Common Stock and (iv) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof.

For purposes of the opinions expressed below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

December 4, 2019 Page 2

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

We have further assumed that (i) the Registration Statement and any amendment thereto (including post-effective amendments) will remain effective under the Securities Act at the time of issuance of the Shares thereunder, (ii) any prospectus supplement or term sheet describing the Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) that a definitive purchase, underwriting or similar agreement with respect to any Shares offered thereby, if applicable, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (iv) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Shares, the instruments pursuant to which they are duly authorized and established and related matters.

We do not express any opinion herein concerning any law other than the New Jersey Business Corporation Act (the “NJBCA”) and the federal law of the United States. We are not opining on “blue sky” or other state securities laws. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares, when (i) if certificated, certificates in the form required under the NJBCA representing the Shares are duly executed and countersigned; and (ii) the Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and with respect to our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP